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                           POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below does hereby constitute and appoint F. Mark Kuhlmann and Steven N. Frank and each of them acting severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 registering with the Securities and Exchange Commission (the "Commission") 500,000 shares of McDonnell Douglas Corporation (the "Company") Common Stock which may be offered pursuant to the McDonnell Douglas Corporation 1994 Performance and Equity Incentive Plan and amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated and effective as of the 15th day of September, 1994.



/s/ John H. Biggs                    /s/ B. A. Bridgewater, Jr.
- ------------------------             ----------------------------
John H. Biggs                        B. A. Bridgewater, Jr.


/s/ Beverly B. Byron                 /s/ William E. Cornelius
- -------------------------            ------------------------------
Beverly B. Byron                     William E. Cornelius


/s/ William H. Danforth, M.D.
- --------------------------------      ------------------------------
William H. Danforth, M.D.             Kenneth M. Duberstein


/s/ William S. Kanaga                 /s/ James S. McDonnell III
- --------------------------------      ------------------------------
William S. Kanaga                     James S. McDonnell III


/s/ John F. McDonnell                 /s/ George A. Schaefer
- --------------------------------      ---------------------------------
John F. McDonnell                     George A. Schaefer


/s/ Ronald L. Thompson
- --------------------------------
Ronald L. Thompson




/s/ Herbert J. Lanese                  /s/ Robert L. Brand
- ----------------------------------      -------------------------------
Herbert J. Lanese                       Robert L. Brand